UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2008

MobiClear, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

27th Floor, Chatham House
Salcedo Village, Makati City
Philippines		1227
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		632-884-1793

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 5, 2008, the board of directors of MobiClear, Inc., appointed Stephen P. Cutler as the Company’s new chief executive officer and Edward C. Pooley as the Company’s new chief operating officer.

Mr. Cutler, age 53, retired in 2008 from the United States Federal Bureau of Investigation, where he had been employed since 1986. Most recently, he had served as the FBI’s Legal Attaché in the Philippines. Prior to being employed with the FBI, Mr. Cutler served as a police sergeant in Riley County, Kansas. Mr. Cutler has an M.A. in administration in justice from Wichita State University and a B.A. in political science from Rockhurst College.

Mr. Pooley, age 62, served in the United States Marine Corps from 1966 until his retirement as a Colonel in 1997. Since his retirement, he has worked as an international consultant for aviation safety and security. Mr. Pooley has an M.A. in international law from George Washington University and a J.D. from the University of Detroit School of Law.

EXPLANATORY NOTE

Certain information in this report, including the exhibit filed as Exhibit 99.01, is being furnished pursuant to Item 7.01 and Item 9.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On May 13, 2008, MobiClear, Inc., issued a press release, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.11	Employment Agreement between MobiClear, Inc., and Stephen P. Cutler, effective as of April 30, 2008	Attached

10.12	Employment Agreement between MobiClear, Inc., and Edward C. Pooley, effective as of April 30, 2008	Attached

99	Miscellaneous
99.01	Press release dated May 13, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: May 13, 2008	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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